UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2020

GREENSKY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector	Suite 700	30342
Atlanta,	Georgia	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (678) 264-6105
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On and effective June 4, 2020, the Board of Directors of GreenSky, Inc. ("GreenSky" or "the Company") appointed Angela M. Nagy, the Company's Senior Vice President and Chief Accounting Officer, as its principal accounting officer for purposes of the Company's filings with the Securities and Exchange Commission. Upon the effective date of Ms. Nagy's appointment, Robert Partlow will cease to serve as principal accounting officer, but will continue to serve as the Company's Chief Financial Officer and principal financial officer.
Prior to joining the Company in August 2019 as its Senior Vice President and Chief Accounting Officer, Ms. Nagy, age 46, was an Executive Director at Ernst & Young, LLP (“EY”), a professional services firm, in the financial accounting advisory services practice from 2015 until joining the Company. At EY, Ms. Nagy provided financial accounting advisory services to public and private companies across multiple industries; assisted organizations on technical accounting issues and new accounting standard implementations; and supported companies with mergers and acquisitions, financial restructurings, process transformation, and other matters. From 2011 to 2015, Ms. Nagy was the Vice President and Controller of AGL Resources, Inc. (now a subsidiary of Southern Company), an energy services holding company. At AGL Resources, she led the accounting team for the distribution and retail operations, corporate accounting, accounting research, financial reporting and internal controls functions. Prior to that, Ms. Nagy served as Vice President and Controller and principal accounting officer of Mirant Corporation. Ms. Nagy started her career at Arthur Andersen and is a Certified Public Accountant licensed in Georgia. Ms. Nagy received a Bachelor of Accountancy and Bachelor of Business Administration in Finance from the University of Oklahoma and a Master of Business Administration from Georgia State University.

Item 5.07	Submission of Matters to a Vote of Security Holders
The Company held its Annual Meeting of Stockholders on June 4, 2020. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitation. At the Annual Meeting, the Company’s stockholders voted on two proposals. The proposals are described in detail in the Company’s Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 28, 2020. A brief description and the final vote results for the proposals follow.
1.Election of three Class II directors for terms expiring at the 2023 Annual Meeting of Stockholders:

Nominee	For	Withheld	Broker Non-Votes
Joel Babbit	1,007,413,184	46,865,470	—
Arthur Bacci	1,035,355,651	18,923,003	—
Robert Sheft	1,035,415,801	18,862,853	—
As a result, each nominee was elected to serve as a director for a term expiring at the 2023 Annual Meeting of Stockholders.
2. Advisory vote on the frequency of future stockholder advisory votes on the compensation of the Company's named executive officers as disclosed pursuant to Section 14A of the Securities Exchange Act of 1934, as amended:

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Total Shares Voted	409,173,955	45,435	27,798	645,031,466	—
As a result, the advised frequency of future stockholder advisory votes on the compensation of the Company's named executive officers was one year. Consistent with the results of the non-binding vote of the stockholders, the Company has determined to hold future advisory votes on the compensation of its named executive officers every year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

Date:	June 8, 2020	By:	/s/ Robert Partlow
		Name:	Robert Partlow
		Title:	Executive Vice President and Chief Financial Officer